Exhibit 99.1

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Delta Reports Operating Performance for November 2018

ATLANTA, Dec. 4, 2018 – Delta Air Lines (NYSE: DAL) today reported operating performance for November 2018. The company carried 15.5 million customers across its broad global network, a record for the month of November.

For the December quarter, Delta expects to generate earnings per share at the high-end of the company’s $1.10 - $1.30 guidance range. The company expects approximately 7.5% top-line growth (excluding third party refinery sales) on an approximately 3.5% year over year increase in unit revenue. When combined with the benefits from the recent moderation in fuel prices and solid non-fuel cost control, the company is on track to expand pre-tax margins in the December quarter.

Monthly highlights include:

•	Ranking as the No. 1 U.S. airline by the corporate travel community in the Business Travel News Airline Survey for a historic eighth consecutive year, sweeping all 10 categories
•	Increasing A330-900neo order book to 35 from 25 and deferring 10 A350-900 orders, addressing Delta’s near-to-medium-term widebody needs and reinforcing our commitment to fuel and economic efficiency while remaining capital disciplined
•	Carrying over 2.4 million customers on nearly 23,000 flights with a completion factor of 99.77 percent during the Thanksgiving holiday period; Sunday marked the busiest day of the period, flying 658,000 people, an all-time record for the month of November
•	Unveiling the first biometric terminal in United States at the Maynard H. Jackson International Terminal (Terminal F) in Atlanta, allowing customers to use facial recognition technology from curb to gate and empowering employees to have more time for meaningful interactions with customers

The company’s operating performance is detailed in the table below.

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Delta Air Lines serves more than 180 million customers each year. In 2018, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the seventh time in eight years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented eight consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 302 destinations in 52 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Mexico City, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, São Paulo, Seattle, Seoul, and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub and Facebook.com/delta.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our 10-Q for the quarterly period ended March 31, 2018. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of December 4, 2018, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

We do not reconcile forward looking non-GAAP financial measures because mark-to-market ("MTM") adjustments and settlements will not be known until the end of the period and could be significant.

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	Monthly Traffic Results			Year to Date Traffic Results

	Nov 2018	Nov 2017	Change	Nov 2018	Nov 2017	Change

RPMs (000):
Domestic	11,303,244	10,813,779	4.5%	130,177,260	124,289,865	4.7%
International	5,531,382	5,341,300	3.6%	77,438,119	76,694,693	1.0%
Latin America	1,343,672	1,316,183	2.1%	18,282,122	18,696,635	(2.2%)
Atlantic	2,614,706	2,455,910	6.5%	40,468,644	38,932,884	3.9%
Pacific	1,573,003	1,569,207	0.2%	18,687,353	19,065,174	(2.0%)
Total System	16,834,626	16,155,079	4.2%	207,615,379	200,984,558	3.3%

ASMs (000):
Domestic	12,993,730	12,520,601	3.8%	152,088,248	144,769,338	5.1%
International	6,625,959	6,386,625	3.7%	90,337,799	89,688,048	0.7%
Latin America	1,592,019	1,534,305	3.8%	21,313,465	21,507,575	(0.9%)
Atlantic	3,149,327	3,039,295	3.6%	47,349,620	46,124,662	2.7%
Pacific	1,884,613	1,813,025	3.9%	21,674,714	22,055,811	(1.7%)
Total System	19,619,689	18,907,226	3.8%	242,426,047	234,457,386	3.4%

Load Factor:
Domestic	87.0%	86.4%	0.6 Pts	85.6%	85.9%	(0.3) Pts
International	83.5%	83.6%	(0.1) Pts	85.7%	85.5%	0.2 Pts
Latin America	84.4%	85.8%	(1.4) Pts	85.8%	86.9%	(1.1) Pts
Atlantic	83.0%	80.8%	2.2 Pts	85.5%	84.4%	1.1 Pts
Pacific	83.5%	86.6%	(3.1) Pts	86.2%	86.4%	(0.2) Pts
Total System	85.8%	85.4%	0.4 Pts	85.6%	85.7%	(0.1) Pts

Mainline Completion Factor	99.87	100.00	(0.13) Pts

Mainline On-time Performance	83.2	93.7	(10.5) Pts
(preliminary DOT A14)

Passengers Boarded	15,471,757	14,886,470	3.9%	177,202,395	172,009,730	3.0%

Cargo Ton Miles (000):	165,312	170,103	(2.8%)	2,007,207	1,973,356	1.7%